SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 30, 2004

(Date of earliest event reported)

GMX Resources Inc.

(Exact name of registrant as specified in its charter)

(Commission File No. 000-32325)

Oklahoma	73-1534474
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

One Benham Place 9400 North Broadway, Suite 600 Oklahoma City, Oklahoma	73114
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (405) 600-0711

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On August 30, 2004, GMX Resources, Inc. (the “Company”) made available on its website at www.gmxresources.com and distributed to certain investors a presentation (“Presentation”) providing certain information about the Company.

A copy of the presentation is filed as an Exhibit to this report.

Exhibit No.	Description

99.1	Company Presentation dated August 26, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GMX RESOURCES INC.

Date: August 30, 2004	By:	/s/ Ken L. Kenworthy, Sr.
Ken L. Kenworthy, Sr., Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

99.1	Company Presentation dated August 26, 2004